UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 11, 2022, HF Foods Group Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the three months ended June 30, 2022 (the “Q2 2022 Form 10-Q”), and because the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (the “Q1 2022 Form 10-Q”), the Company is not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
As previously disclosed, the Company received a notification letter from the Listing Qualifications Department of Nasdaq on April 1, 2022 (the “Initial Notification Letter”) relating to the Company’s delay in filing the Form 10-K, and received an additional notification letter from the Listing Qualifications Department of Nasdaq on May 12, 2022 (the “Q1 2022 10-Q Notification Letter”) relating to the Company’s delay in filing the Q1 2022 Form 10-Q. The Initial Notification Letter stated that, under Nasdaq rules, the Company has 60 calendar days, or until May 31, 2022, to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If the plan was accepted, Nasdaq may grant an extension of up to 180 calendar days, or until September 27, 2022 to regain compliance. Subsequent to the Q1 2022 10-Q Notification Letter, the Company submitted a plan of compliance (the “Plan”) to Nasdaq. Nasdaq accepted the Plan and granted the Company an extension of 180 calendar days (until September 27, 2022) to regain compliance with Nasdaq’s listing standards. Pursuant to the additional notification letter dated as of August 11, 2022, the Company must submit an update to its original plan to regain compliance with respect to the filing requirement for review by August 26, 2022. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before September 27, 2022, by filing the Form 10-K, the Q1 2022 Form 10-Q and the Q2 2022 Form 10-Q with the Securities and Exchange Commission (the “SEC”), as well as any subsequent periodic financial reports that may become due, and continuing to comply with Nasdaq’s other continued listing requirements. The Company intends to file with the SEC the Form 10-K, the Q1 2022 Form 10-Q and the Q2 2022 Form 10-Q and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.
The Company filed a Notification of Late Filing on Form 12b-25 on August 10, 2022, indicating that the filing of the Q2 2022 Form 10-Q would be delayed primarily to its ongoing review of the accounting treatment relating to the Company’s business combination with B&R Global Holdings, Inc. on November 4, 2019 in response to a SEC comment letter.

Item 8.01. Other Events
On August 17, 2022, the Company issued a press release disclosing the Company’s receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release issued by HF Foods Group Inc. on August 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risk that the Company may not be able to file the Form 10-K, the Q1 2022 Form 10-Q and the Q2 2022 Form 10-Q within the currently expected timeframe, risks that the Company may not regain compliance with Nasdaq continued listing requirements within the applicable grace period, the outcome of the comment letter received from the SEC, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: August 17, 2022	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer